Exhibit 5.1

Haddan & Zepfel LLP

610 Newport Center Drive, Suite 330 Newport Beach, CA 92660

(949) 706-6000

February 1, 2019

Zamee Corp.

Residencia Perla Marina, Villa #4 Cabarete, Dominican Republic 57000

Dear Sirs:

We have acted as counsel to you (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the Company’s offering of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and the offering of 200,000 shares of Common Stock by the selling stockholders named therein (the “Selling Stockholders”).

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based on the foregoing, and the laws of the State of Nevada, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable. We are also of the opinion that the 200,000 shares of common stock to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Haddan & Zepfel LLP

Haddan & Zepfel LLP